Exhibit 1.1

PATRIOT TRUST,

DIVERSIFIED INCOME TRUST, 2007 SERIES A

REFERENCE TRUST AGREEMENT

This Reference Trust Agreement (the “Agreement”) dated March 27, 2007, between The GMS Group, LLC, as Depositor and The Bank of New York as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Patriot Trust, Diversified Income Trust, 2007 Series A, and Subsequent Series, Trust Indenture and Agreement” dated March 27, 2007 (the “Indenture”), and as amended in part by this Agreement (collectively, such documents hereinafter called the “Indenture and Agreement”). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

WITNESSETH THAT:

WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addenda hereto, into the Trust and issue Units, and Additional Units as the case may be, in respect thereof pursuant to Section 2.5 of the Indenture; and

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Section 2. This Reference Trust Agreement may be amended and modified by Addenda, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement (“Additional Closings”). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated March 27, 2007, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

Section 1. The following special terms and conditions are hereby agreed to:

(a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Patriot Trust (the “Prospectus”) have been deposited in the Trust under this Agreement (see “Portfolio” in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

(b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,352.

(c) For the purposes of the definition of Unit in item (23) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15,352 as of the date hereof.

(d) The term Record Date shall mean the fifteenth day of each month commencing on May 15, 2007.

(e) The term Distribution Date shall mean the last business day of each month commencing on May 31, 2007.

(f) The First Settlement Date shall mean March 30, 2007.

(g) The definition of “Diversification Test Day” shall be added and read as follows:

“The date occurring five Business Days prior to the last Business Day of each quarter of each taxable year of the Trust.”

(h) The definition of “Non-Qualifying Securities” shall be added and read as follows:

“As of each Diversification Test Day, all Securities the holding of which would, unless cured as set forth in Section 3.15, cause a Trust not to qualify as a Regulated Investment Company by reason of Sections 851(b)(4) and 851(c) of Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision.”

(i) The definition of “Regulated Investment Company” shall be added and read as follows:

“A Trust that, as disclosed in its Prospectus, intends to be treated and to qualify as a ‘regulated investment company’ within the meaning of the Code.”

(j) SECTION 2.5 shall be amended by deleting the last three sentences of part (a)(3) and the first sentence of part (b).

(k) SECTION 3.5 shall be amended by adding the following after the fourth paragraph thereof:

“Distributions shall be made as follows (or in any other manner that, in the opinion of counsel to the Depositor or the independent public accountants or auditors employed pursuant to Section 6.1(e), will satisfy then current requirements of the Code):

“(a) Distribution of Capital Gain Net Income for Purposes of Section 4982 of the Code. For each calendar year, the Trustee shall determine whether the Trust realized any capital gain net income for the one-year period ending on October 31 of such calendar year. If the Trust realized capital gain net income the Trustee shall, during December of such calendar year, declare a distribution of such capital gain net income (reduced by any amount thereof previously distributed on account of such period) payable to Holders of record on a specified date in December, and shall make this distribution to such Holders no later than January 31 of the next calendar year.”

“(b) Distribution of Net Capital for Purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine whether the Trust realized any net capital gain for such year and shall declare a distribution of any such net capital gain (reduced by any amount thereof previously distributed on account of such year in respect of which a dividends-paid deduction is available) and shall make this distribution with the next Income Distribution, in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment made after such declaration.”

“(c) Distribution of Taxable Income of the Trust other than Capital Gain Net Income for Purposes of Section 4982 of the Code. In December of each calendar year, the Trustee shall estimate the Trust’s taxable income (without regard to its capital gain net income) for the calendar year and shall declare a distribution of such estimated taxable income (reduced by any amount thereof previously distributed on account of such year) during such December to Holders of record on a date in such December specified by the Trustee and shall make this distribution to such Holders no later than January 31 of the next calendar year. If after the Trustee has estimated the Trust’s taxable income (without regard to its capital gain net income) for the calendar year the Trust recognizes additional taxable income (other than capital gain) in such calendar year that was not included in the prior estimate of the Trust’s taxable income (e.g., gain from the disposition of a Security treated as ordinary income under the market discount rules of Sections 1276-78 of the Code) for such year, the Trustee shall re-estimate the Trust’s taxable income for the calendar year and, if necessary, declare and make any additional distribution in the same manner as set forth in the immediately preceding sentence.”

“(d) Distribution of Taxable Income of the Trust other than Net Capital Gain for purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine the Trust’s taxable income (without regard to its net capital gain) for such year and shall declare a distribution of such taxable income (reduced by any amount thereof previously distributed on account of such year) and shall make this distribution with the next Income Distribution, but in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment after such declaration.”

“(e) Withdrawals from Principal Account. Such amounts as shall be necessary to enable the Trust to comply with the foregoing provisions of this Section 3.5 may be withdrawn from the Principal Account and credited to the Income Account. The Trustee shall reserve amounts sufficient to satisfy the requirements of this Section 3.5 within the Principal Account, as principle, without interest, and not distribute such amounts to Holders until the Termination Date set forth in the Prospectus.”

(l) SECTION 3.7 shall be amended by deleting the second sentence of the second paragraph and replacing it with the sentence:

“The Substitute Securities shall have the characteristics necessary for the Trust to comply with applicable requirements for the maintenance of Regulated Investment Company status;”

(m) SECTION 3.8 shall be amended by adding the following section (7):

“(7) that the sale of such Security is necessary or advisable (i) to maintain the qualification of the Trust as a Regulated Investment Company under the Code, (ii) to provide funds to make any distribution for a taxable year pursuant to the fifth paragraph of Section 3.5.”

(n) SECTION 3.11 shall hereby deleted and replaced with the following:

“In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities in exchange or substitution for any Securities, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper notwithstanding that it may result in a change in the composition of the Securities held by the Trust. The Depositor shall determine, based on considerations such as diversification requirements, income distribution requirements, economic considerations and fees and expenses of the Trust, whether to instruct the Trustee to hold such Securities as additional assets of the Trust or to sell such Securities. Any securities or obligations received in exchange shall be deposited in the Trust and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. This Section shall apply, but its application shall not be limited, to public tender offers, mergers, acquisitions, reorganizations and recapitalizations. Neither the Depositor nor the Trustee shall be liable to any person for action or failure to take action pursuant to the terms of this Section 3.11.”

(o) SECTION 3.15 shall be hereby deleted and replaced with the following:

“SECTION 3.15 Diversification Tests. (a) At least five Business Days prior to the Diversification Test Day occurring in the first quarter of the first taxable year of the Trust, the Trustee shall request in writing from independent certified public accountants or auditors employed pursuant to Section 6.1(e) written certification, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust (i) on such Diversification Test Day and (ii) on the last Business Day of the first quarter of the first taxable year of the Trust, and such certification shall be delivered to the Trustee and to the Depositor no later than (1) the Business Day following such Diversification Text Day and (2) two hours after the Evaluation Time on such last Business Day, respectively. In the event that such accountants’ certification states that any Non-Qualifying Securities are held by the Trust as of either day, the Trustee, at the direction of the Depositor, shall sell such portion of the Non-Qualifying Securities or take such other action as the Depositor may direct as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the first quarter of the first taxable year of the Trust. On the last Business Day of the first quarter of the first taxable year of the Trust the Trustee shall certifying in form and substance satisfactory to the Depositor and its counsel to the effect that no Non-Qualifying Securities are held by the Trust on such last Business Day.”

“(b) With respect to each subsequent quarter of each taxable year of the Trust (a “Tax Quarter”) in which the Trust has made an “acquisition of securities or other property” within the meaning of Section 851(d) of the Code or successor provision, at least five Business Days prior to the Diversification Test Day occurring in such Tax Quarter the Trustee shall request in writing from independent certified public accountants designated by the Depositor pursuant to Section 6.1(e) written certifications, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust on such Diversification Test Day and on the last Business Day of such Tax Quarter; provided that if any such acquisition shall occur in such Tax Quarter subsequent to the fifth Business Day prior to such Diversification Test Day, the Trustee shall immediately thereafter request in writing such accountants’ written certification as of the last Business Day of such Tax Quarter. Such certifications shall be delivered to the Trustee and to the Depositor no later than (i) the Business Day following such Diversification Test Day or (ii) such last Business Day, as the case may be. In the event that such accountants’ certifications with respect to the Diversification Test Day in such Tax Quarter state that any Non-Qualifying Securities are held by the Trust as of such Diversification Test Day, the Trustee, at the direction of the Depositor, shall sell such portion of the Non-Qualifying Securities as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the then current Taxable Quarter or take such other action as the Depositor may direct. In the event that such accountants’ certifications with respect to the last Business Day of such Tax Quarter states that any Non-Qualifying Securities are held by the Trust as of such last Business Day, the Trustee, at the direction of the Depositor, shall sell, no later than 20 days after the end of such Tax Quarter, such portion of the Non-Qualifying Securities or take such other action as shall be directed by the Depositor as necessary, so that the Trust maintains its qualification as a Regulated Investment Company. Within 25 days after the end of such Tax Quarter, the Trustee shall certify to the Depositor, in form and substance satisfactory to the Depositor and its counsel, that any such action required hereinabove has been taken.”

“(c) In making the necessary computations under this Section 3.15, the independent certified public accountants shall compute the fair market value of the Securities by (1) taking the mean between the bid and offering side evaluations of the Securities in the Trust or the closing sales prices of the Securities as furnished to them by the Trustee, including any accrued interest thereon; and by (2) treating Contract Securities as if the Securities as if the Securities subject to such contracts had been acquired by the Trust.”

(p) SECTION 4.1 shall be amended by adding the following paragraph at the end of SECTION 4.1:

“The Trustee shall furnish to the independent certified public accountants or auditors employed pursuant to Section 6.1(e) bid and offering side evaluations of the Securities or, if not available, the closing sales prices of the Securities, as of each Diversification Test Day, and the last Business Day of each Tax Quarter (as defined in Section 3.15(b)). These evaluations shall be furnished promptly on the day on which they are made.”

(q) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

(r) For purposes of Section 6.4, the amount per 100 units specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee’s Fee, determined on the basis of the largest number of Units outstanding at any time during the period for which the compensation is being computed.

(s) SECTION 9.1 of the Agreement is amended by adding the following part (d) to the first paragraph thereof;

“(d) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company.”

(t) The Termination Date shall be March 27, 2012, or the earlier disposition of the last Security in the Trust.

(u) The fiscal year for the Trust shall end on December 31 of each year.

IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

[Signatures on separate pages]

THE GMS GROUP, LLC

By:	/S/ PETER J. DEMARCO
Authorized Signatory

STATE OF NEW JERSEY                        )

: ss.:

COUNTY OF ESSEX                                )

On this 22nd day of March, 2007, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of The GMS Group, LLC, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/S/ MARIE J. PALMIERI
Notary Public

NOTARY PUBLIC OF NEW JERSEY My Commission Expires: May 17, 2010 I.D. #2072814

THE BANK OF NEW YORK Trustee

By:	/S/ JOHN PROFETA
Vice President

(SEAL)

STATE OF NEW YORK                        )

: ss.:

COUNTY OF NEW YORK                    )

On this 23rd day of March 2007, before me personally appeared John Profeta, to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.

/S/ EMANUEL T. LYTLE, JR.
Notary Public

Notary Public State of New York No. 41-4696933 Qualified in Queens County Commission Expires: April 30, 2007